FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of December 20, 2021, (the "Agreement"), is entered into by and between STRATEGIC TRUST, a Delaware statutory trust (the "Trust"), formerly known as Kelly Strategic ETF Trust, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company ("USBGFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, since entering into the Agreement, the Trust has amended its name from Kelly Strategic ETF Trust to Strategic Trust; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETF:

Hashdex Ethereum Strategy ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties, and authorized or approved by the Trust’s Board of Trustees; and

NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

STRATEGIC TRUST	U.S. BANCORP FUND SERVICES, LLC

By: __________________________________	By: __________________________________

Name: ________________________________	Name: ________________________________

Title: _________________________________	Title: _________________________________

Date: _________________________________	Date: _________________________________

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Strategic Trust

Name of Series

Kelly Internet of Things Technology ETF
Kelly CRISPR & Gene Editing Technology ETF
Kelly Hotel & Lodging Sector ETF
Kelly Residential & Apartment Real Estate ETF
Hashdex Ethereum Strategy ETF